SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)


           COMMON STOCK-HECTOR COMMUNICATIONS


          GABELLI INTERNATIONAL LTD
                                 6/17/96            1,500-            8.0417
                                 4/29/96            2,200-            7.9432
                                 4/26/96              400-            7.8750



























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    AT NASDAQ.
(2) PRICE EXCLUDES COMMISSION.




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